Exhibit 10.2

GUARANTY OF RECOURSE OBLIGATIONS

made by

NEW YORK CITY REIT, INC.,
as Guarantor,

in favor of

CAPITAL ONE, NATIONAL ASSOCIATION,
as Administrative Agent on behalf of certain Lenders

Dated as of April 26, 2019

GUARANTY OF RECOURSE OBLIGATIONS

This GUARANTY OF RECOURSE OBLIGATIONS (this “Guaranty”), dated as of April 26, 2019, made by NEW YORK CITY REIT, INC., a Maryland corporation, having an address at c/o AR Global, 405 Park Avenue, 14th Floor New York, NY 10022, Attention: General Counsel (“Guarantor”), in favor of CAPITAL ONE, NATIONAL ASSOCIATION, as administrative agent on behalf of certain Lenders (as defined below) (together with its successors and assigns, hereinafter referred to as “Administrative Agent”).

RECITALS:

A.            Pursuant to that certain Term Loan Agreement dated as of the date hereof (as the same may be amended, modified, supplemented or replaced from time to time, the “Loan Agreement”) between ARC NYC570SEVENTH, LLC, a Delaware limited liability company (“Borrower”), Administrative Agent and certain lenders party thereto (each, a “Lender”, and collectively, the “Lenders”), the Lenders have agreed to make a loan or loans (the “Loan”) to Borrower in an aggregate principal amount not to exceed $55,000,000.00, subject to the terms and conditions of the Loan Agreement;

B.            As a condition to the Lenders’ making the Loan, Administrative Agent and the Lenders are requiring that Guarantor execute and deliver to Administrative Agent and the Lenders this Guaranty; and

C.            Guarantor hereby acknowledges that Guarantor will materially benefit from the Lenders’ making the Loan.

NOW, THEREFORE, in consideration of the premises set forth herein and as an inducement for and in consideration of the agreement of the Lenders to make the Loan pursuant to the Loan Agreement, Guarantor hereby agrees, covenants, represents and warrants to Administrative Agent and the Lenders as follows:

1.           Definitions.

(a)       All capitalized terms used and not defined herein shall have the respective meanings given such terms in the Loan Agreement.

(b)       The term “Guaranteed Obligations” means (i) Borrower’s Recourse Liabilities and (ii) from and after the date that any Springing Recourse Event occurs, payment of all the Debt as and when the same is due in accordance with the Loan Documents (and whether accrued prior to, on or after such date) and (iii) any termination fees, breakage costs, expenses, if any, or other similar amounts payable by Borrower in connection with the early termination of any Secured Swap Agreement or resulting from the occurrence of any “Termination Event” (as defined in the Secured Swap Agreement) caused by Borrower under any Secured Swap Agreement (the “Swap Obligations”); provided that any termination fees, breakage costs, expenses or other similar amounts resulting from an early termination of a Secured Swap Agreement or a Termination Event caused by a Lender counterparty to any Secured Swap Agreement shall be excluded from the Swap Obligations; provided further, that the obligations guaranteed by Guarantor shall not include any Excluded Swap Obligations with respect to Guarantor; and provided, however, that, notwithstanding anything to the contrary contained herein, in the Loan Agreement or in any other Loan Document, Guarantor shall have no liability for, and the term “Guaranteed Obligations” shall not include any events which would otherwise give rise to the Guaranteed Obligations first arising and accruing after the transfer of the Property as a result of a foreclosure or delivery of a deed in lieu of foreclosure by Administrative Agent and/or Lenders or any other Person for acts or omissions of Administrative Agent or Lenders.

2.           Guaranty.

(a)        Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Administrative Agent (on behalf of the Lenders) the full, prompt and complete payment if and when due of the Guaranteed Obligations.

(b)        All sums payable to Administrative Agent (on behalf of the Lenders) under this Guaranty shall be payable on demand and without reduction for any offset, claim, counterclaim or defense (other than the defense of payment and performance).

(c)        Guarantor hereby agrees to indemnify, defend and save harmless Administrative Agent and the Lenders from and against any and all costs, losses, liabilities, claims, causes of action, expenses and damages, including reasonable attorneys’ fees and disbursements, which Administrative Agent or any Lender may suffer or which otherwise may arise by reason of Borrower’s failure to pay any of the Guaranteed Obligations when due, irrespective of whether such costs, losses, liabilities, claims, causes of action, expenses or damages are incurred by Administrative Agent or any Lender prior or subsequent to (i) Administrative Agent’s declaring the Principal, interest and other sums evidenced or secured by the Loan Documents to be due and payable, (ii) the commencement or completion of a judicial or non-judicial foreclosure of the Mortgage or (iii) the conveyance of all or any portion of the Property by deed-in-lieu of foreclosure.

(d)        Guarantor agrees that no portion of any sums applied (other than sums received from Guarantor in full or partial satisfaction of its obligations hereunder), from time to time, in reduction of the Debt shall be deemed to have been applied in reduction of the Guaranteed Obligations until such time as the Debt (excluding any inchoate or contingent obligations) has been paid in full, or Guarantor shall have made the full payment required hereunder, it being the intention hereof that the Guaranteed Obligations shall be the last portion of the Debt to be deemed satisfied.

(e)        Notwithstanding any other provision of this Guaranty to the contrary, Excluded Swap Obligations with respect to Guarantor shall not be paid with amounts received from Guarantor.

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(f)          Keepwell. If Guarantor is a Qualified ECP Loan Guarantor, it absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by Borrower to honor all of its obligations under the Loan Agreement in respect of Secured Swap Obligations (provided, however, that Guarantor shall only be liable under this Section 2(f) for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2(f), or otherwise under this Guaranty, to be avoidable or unenforceable against Guarantor in such proceeding as a result of applicable Legal Requirements, including, without limitation, (A) Section 548 of the Bankruptcy Code of the United States and (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such proceeding, whether by virtue of Section 544 of the Bankruptcy Code of the United States or otherwise, and not for any greater amount). The obligations of Guarantor under this Section shall remain in full force and effect until the later of (i) the Guaranteed Obligations (other than contingent indemnification obligations for which no demand has been made) shall have been indefeasibly paid, performed and completed in full, and (ii) the Loans, Secured Swap Obligations and all interests, fees, and other amounts due from the Borrower under the Loan Documents and the Secured Swap Agreement have been indefeasibly paid in full. Guarantor intends that this Section 2(f) constitute, and this Section 2(f) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of Borrower for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

3.            Representations and Warranties. Guarantor hereby represents and warrants to Administrative Agent and the Lenders as follows (which representations and warranties shall be given as of the date hereof and shall survive the execution and delivery of this Guaranty):

(a)         Organization, Authority and Execution. Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and has all necessary power and authority to own its properties and to conduct its business as presently conducted or proposed to be conducted and to enter into and perform this Guaranty and all other agreements and instruments to be executed by it in connection herewith. This Guaranty has been duly executed and delivered by Guarantor.

(b)          Enforceability. This Guaranty constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

(c)          No Violation. The execution, delivery and performance by Guarantor of its obligations under this Guaranty has been duly authorized by all necessary action, and does not and will not violate any law, regulation, order, writ, injunction or decree of any court or governmental body, agency or other instrumentality applicable to Guarantor, or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the assets of Guarantor pursuant to the terms of Guarantor’s articles of organization, or any mortgage, indenture, agreement or instrument to which Guarantor is a party or by which it or any of its properties is bound. To Guarantor’s knowledge, Guarantor is not in default under any other guaranty which it has provided to Administrative Agent or any Lender.

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(d)          No Litigation. There are no actions, suits or proceedings at law or in equity, pending or, to Guarantor’s best knowledge, threatened in writing against or affecting Guarantor or which involve the validity or enforceability of this Guaranty or which materially adversely affect the financial condition of Guarantor or the ability of Guarantor to perform any of its obligations under this Guaranty. To Guarantor’s knowledge, Guarantor is not in default beyond any applicable grace or cure period with respect to any order, writ, injunction, decree or demand of any Governmental Authority which might materially adversely affect the financial condition of Guarantor or the ability of Guarantor to perform any of its obligations under this Guaranty.

(e)          Consents. All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, all Governmental Authorities (collectively, the “Consents”) that are required in connection with the valid execution, delivery and performance by Guarantor of this Guaranty have been obtained and Guarantor agrees that all Consents required in connection with the carrying out or performance of any of Guarantor’s obligations under this Guaranty will be obtained when required.

(f)          Financial Statements and Other Information. All financial statements of Guarantor heretofore delivered to Administrative Agent are true and correct in all material respects and fairly present the financial condition of Guarantor as of the respective dates thereof, and no materially adverse change has occurred in the financial conditions reflected therein since the respective dates thereof. None of the aforesaid financial statements or any certificate or statement furnished to Administrative Agent or any Lender by or on behalf of Guarantor in connection with the transactions contemplated hereby, and none of the representations and warranties in this Guaranty contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading. Guarantor is not insolvent within the meaning of the United States Bankruptcy Code or any other applicable Legal Requirements, code or regulation and the execution, delivery and performance of this Guaranty will not render Guarantor insolvent.

(g)          Consideration. Guarantor is the owner, directly or indirectly, of a portion of the legal and beneficial equity interests in Borrower.

4.            Financial Statements. Guarantor shall deliver to Administrative Agent (for delivery to the Lenders), (a) within one hundred and twenty (120) days after the end of each fiscal year of Guarantor, a complete copy of Guarantor’s annual financial statements audited by a “big four” accounting firm or another independent certified public accountant reasonably acceptable to Administrative Agent, (b) within sixty (60) days following the end of each of the first three (3) calendar quarters of each calendar year throughout the Term certified by the chief financial officer of Guarantor and in form reasonably satisfactory to Administrative Agent, and (c) fifteen (15) Business Days after request by Administrative Agent, such other financial information with respect to Guarantor as Administrative Agent may reasonably request.

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5.           Unconditional Character of Obligations of Guarantor.

(a)          Subject to Section 22 of this Guaranty, the obligations of Guarantor hereunder shall be irrevocable, absolute and unconditional, irrespective of the validity, regularity or enforceability, in whole or in part, of the other Loan Documents or any provision thereof, or the absence of any action to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against Borrower, Guarantor or any other Person or any action to enforce the same, any failure or delay in the enforcement of the obligations of Borrower under the other Loan Documents or Guarantor under this Guaranty, or any setoff or counterclaim, and irrespective of any other circumstances which might otherwise limit recourse against Guarantor by Administrative Agent or the Lenders or constitute a legal or equitable discharge or defense of a guarantor or surety. Subject to the terms of the Guaranty, Administrative Agent on behalf of the Lenders may enforce the obligations of Guarantor under this Guaranty by a proceeding at law, in equity or otherwise, independent of any loan foreclosure or similar proceeding or any deficiency action against Borrower or any other Person at any time, either before or after an action against the Property or any part thereof, Borrower or any other Person. This Guaranty is a guaranty of payment and performance and not merely a guaranty of collection. Subject to applicable law, Guarantor waives diligence, notice of acceptance of this Guaranty, filing of claims with any court, any proceeding to enforce any provision of any other Loan Document, against Guarantor, Borrower or any other Person, any right to require a proceeding first against Borrower or any other Person, or to exhaust any security (including, without limitation, the Property) for the performance of the Guaranteed Obligations or any other obligations of Borrower or any other Person, or any protest, presentment, notice of default or other notice or demand whatsoever (except to the extent expressly provided to the contrary in this Guaranty or any other Loan Documents).

(b)          Subject to the terms of this Guaranty, the obligations of Guarantor under this Guaranty, and the rights of Administrative Agent on behalf of the Lenders to enforce the same by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected by any of the following:

(i)         any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Borrower, the Property or any part thereof, or Guarantor;

(ii)        any failure by Administrative Agent, any Lender or any other Person, whether or not without fault on its part, to perform or comply with any of the terms of the Loan Agreement, or any other Loan Documents, or any document or instrument relating thereto;

(iii)       the sale, transfer or conveyance of the Property or any interest therein to any Person, whether now or hereafter having or acquiring an interest in the Property or any interest therein and whether or not pursuant to any foreclosure, trustee sale or similar proceeding against Borrower or the Property or any interest therein;

(iv)       the conveyance to Administrative Agent, any Lender, any Affiliate of Administrative Agent or a Lender, or Administrative Agent or a Lender’s nominee of the Property or any interest therein by a deed-in-lieu of foreclosure;

(v)        the release of Borrower or any other Person from the performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law or otherwise; or

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(vi)       the release in whole or in part of any collateral for any or all Guaranteed Obligations or for the Loan or any portion thereof.

(c)          Except as otherwise specifically provided in this Guaranty, Guarantor hereby expressly and irrevocably waives all defenses (other than the defense of payment and performance) in an action brought by Administrative Agent or any Lender to enforce this Guaranty based on claims of waiver, release, surrender, alteration or compromise and all setoffs, reductions, or impairments, whether arising hereunder or otherwise.

(d)          Administrative Agent may deal with Borrower and Affiliates of Borrower in the same manner and as freely as if this Guaranty did not exist and shall be entitled, among other things, to grant Borrower or any other Person such extension or extensions of time to perform any act or acts as may be deemed advisable by Administrative Agent, at any time and from time to time, without terminating, affecting or impairing the validity of this Guaranty or the obligations of Guarantor hereunder.

(e)          No compromise, alteration, amendment, modification, extension, renewal, release or other change of, or waiver, consent, delay, omission, failure to act or other action with respect to, any liability or obligation under or with respect to, or of any of the terms, covenants or conditions of, the Loan Documents shall in any way alter, impair or affect any of the obligations of Guarantor hereunder, unless agreed to in writing by the Administrative Agent and Guarantor agrees that if any Loan Document is modified with Administrative Agent’s and Borrower’s consent, the Guaranteed Obligations shall automatically be deemed modified to include such modifications.

(f)          Administrative Agent may proceed to protect and enforce any or all of its and the Lenders' rights under this Guaranty by suit in equity or action at law, whether for the specific performance of any covenants or agreements contained in this Guaranty or otherwise, or to take any action authorized or permitted under applicable Legal Requirements, and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by Guarantor. Each and every remedy of Administrative Agent and the Lenders shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.

(g)          No waiver shall be deemed to have been made by Administrative Agent or any Lender of any rights hereunder unless the same shall be in writing and signed by Administrative Agent or the Lenders, as applicable, and any such waiver shall be a waiver only with respect to the specific matter involved and shall in no way impair the rights of Administrative Agent and the Lenders or the obligations of Guarantor to Administrative Agent and the Lenders in any other respect or at any other time.

(h)          At the option of Administrative Agent, Guarantor may be joined in any action or proceeding commenced by Administrative Agent against Borrower in connection with or based upon an Event of Default beyond notice and cure under any other Loan Documents and recovery may be had against Guarantor in such action or proceeding or in any independent action or proceeding against Guarantor to the extent of Guarantor’s liability hereunder, without any requirement that Administrative Agent first assert, prosecute or exhaust any remedy or claim against Borrower or any other Person, or any security for the obligations of Borrower or any other Person.

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(i)          Guarantor agrees that this Guaranty shall continue to be effective if at any time any payment is made by Borrower or Guarantor to Administrative Agent or any Lender and such payment is rescinded or must otherwise be returned by Administrative Agent or such Lender (as determined by Administrative Agent or such Lender in its sole and absolute discretion) upon insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Borrower or Guarantor, all as though such payment had not been made.

(j)          In the event that Guarantor shall advance or become obligated pursuant to the terms of this Guaranty to pay any sums under this Guaranty or in connection with the Guaranteed Obligations or in the event that for any reason whatsoever Borrower or any subsequent owner of the Property or any part thereof is now, or shall hereafter become, indebted to Guarantor, Guarantor agrees that (i) the amount of such sums and of such indebtedness and all interest thereon shall at all times be subordinate as to lien, the time of payment and in all other respects to all sums, including principal and interest and other amounts, at any time owed to Administrative Agent or any Lender under the Loan Documents, and (ii) so long as there is an Event of Default beyond applicable notice and cure under the Loan Documents, Guarantor shall not be entitled to enforce or receive payment thereof until the Debt (excluding any inchoate or contingent obligations) has been paid in full or such Event of Default has been cured. Nothing herein contained is intended or shall be construed to give Guarantor any right of subrogation in or under the Loan Documents or any right to participate in any way therein, or in the right, title or interest of Administrative Agent or any Lender in or to any collateral for the Loan, notwithstanding any payments made by Guarantor under this Guaranty, until the actual and irrevocable receipt by Administrative Agent on behalf of the Lenders of payment in full of the Debt (excluding any inchoate or contingent obligations). If any amount shall be paid to Guarantor on account of such subrogation rights at any time when any such sums due and owing to Administrative Agent or any Lender shall not have been fully paid, such amount shall be paid by Guarantor to Administrative Agent for credit and application against such sums due and owing to Administrative Agent or any Lender.

(k)          Subject to Sections 21 and 22 hereof, Guarantor’s obligations hereunder shall survive a foreclosure, deed-in-lieu of foreclosure or similar proceeding involving the Property and the exercise by Administrative Agent and the Lenders of any of their remedies pursuant to the Loan Documents.

6.           Covenants.

(a)          As used in this Section 6, the following terms shall have the respective meanings set forth below:

(i)       “GAAP” shall mean generally accepted accounting principles, consistently applied.

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(ii)       “Liquid Assets” shall mean assets in the form of cash, cash equivalents, obligations of (or fully guaranteed as to principal and interest by) the United States or any agency or instrumentality thereof (provided the full faith and credit of the United States supports such obligation or guarantee), certificates of deposit issued by a commercial bank having net assets of not less than $500 million, securities listed and traded on a recognized stock exchange or traded over the counter and listed in the National Association of Securities Dealers Automatic Quotations, or liquid debt instruments that have a readily ascertainable value and are regularly traded in a recognized financial market.

(iii)       “Net Worth” shall mean, as of a given date, (x) the total assets of Guarantor as of such date less (y) Guarantor’s total liabilities as of such date, determined in accordance with GAAP.

(b)          Until the Debt (excluding any inchoate or contingent obligations) has been paid in full, Guarantor (i) shall maintain (A) a Net Worth in excess of $175,000,000.00 and (B) Liquid Assets having a market value of at least $10,000,000.00 and(ii) shall deliver to Administrative Agent, concurrently with the delivery of each quarterly or annual financial statement required to be delivered by Guarantor hereunder, a certificate of the chief financial officer of Guarantor setting forth in reasonable detail Guarantor’s Net Worth and Liquid Assets, based on such financial statement.

7.            Entire Agreement/Amendments. This Guaranty represents the entire agreement between the parties with respect to the subject matter hereof. The terms of this Guaranty shall not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by Administrative Agent and Guarantor. Delivery of an executed signature page of this Guaranty by electronic transmission (including facsimile or electronic mail in “PDF” format) shall be effective as delivery of a manually executed counterpart hereof.

8.           Successors and Assigns. This Guaranty shall be binding upon Guarantor, and Guarantor’s estate, heirs, personal representatives, successors and assigns, may not be assigned or delegated by Guarantor and shall inure to the benefit of Administrative Agent, the Lenders and their respective successors and permitted assigns.

9.           Applicable Legal Requirements and Consent to Jurisdiction. This Guaranty shall be governed by, and construed in accordance with, the substantive laws of the State of New York, in accordance with Section 5.1401 of the State of New York General Obligations Law. Guarantor and Administrative Agent and Lenders (by their acceptance of this Guaranty) each irrevocably (a) agree that any suit, action or other legal proceeding arising out of or relating to this Guaranty may be brought in a court of record in the City and County of New York or in the Courts of the United States of America located in the Southern District of New York, (b) consent to the jurisdiction of each such court in any such suit, action or proceeding and (c) waive any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Guarantor and Administrative Agent and Lender (by their acceptance of this Guaranty) each irrevocably consent to the service of any and all process in any such suit, action or proceeding by service of copies of such process to Guarantor, Administrative Agent or Lender, as the case may be, at their respective address provided in Section 14 hereof. Nothing in this Section 9, however, shall affect the right of Administrative Agent or Guarantor to serve legal process in any other manner permitted by law or affect the right of Administrative Agent or Guarantor to bring any suit, action or proceeding against Guarantor, Lenders or Administrative Agent or their respective property in the courts of any other jurisdictions.

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10.         Section Headings. The headings of the sections and paragraphs of this Guaranty have been inserted for convenience of reference only and shall in no way define, modify, limit or amplify any of the terms or provisions hereof.

11.         Severability. Any provision of this Guaranty which may be determined by any competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable Legal Requirements, Guarantor hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

12.         WAIVER OF TRIAL BY JURY. EACH OF ADMINISTRATIVE AGENT, THE LENDERS AND GUARANTOR HEREBY WAIVES THE RIGHT OF TRIAL BY JURY IN ANY LITIGATION, ACTION OR PROCEEDING ARISING HEREUNDER OR IN CONNECTION THEREWITH.

13.          Other Guaranties. The obligations of Guarantor hereunder are separate and distinct from, and in addition to, the obligations of Guarantor now or hereafter arising under any other guaranties (if any), pursuant to which Guarantor has guaranteed payment and performance of certain other obligations of Borrower described therein.

14.          Notices. All notices, consents, approvals and requests required or permitted hereunder (a “Notice”) shall be given in writing and shall be effective for all purposes if either hand delivered with receipt acknowledged, or by a nationally recognized overnight delivery service (such as Federal Express), or by certified or registered United States mail, return receipt requested, postage prepaid, or by facsimile and confirmed by facsimile answer back, in each case addressed as follows (or to such other address or Person as a party shall designate from time to time by notice to the other party): If to Administrative Agent: Capital One, National Association, 299 Park Avenue, 29th Floor, New York, New York 10019, Attention: Michael Sleece, with a copy to: Morrison & Foerster LLP, 250 West 55th Street, New York, New York 10019, Attention: Jeffery J. Temple, Esq., Telecopier (212-468-7900); if to Guarantor: c/o AR Global, 405 Park Avenue, New York, NY 10022, Attention: Michael Anderson, Esq., with a copy to: Loeb & Loeb LLP, 345 Park Avenue, 21st Floor, New York, NY 10154, Attention: Christopher L. Barbaruolo, Esq. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of overnight delivery, upon the first attempted delivery on a Business Day.

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15.         Guarantor’s Receipt of Loan Documents. Guarantor by its execution hereof acknowledges receipt of true copies of all of the Loan Documents, the terms and conditions of which are hereby incorporated herein by reference.

16.         Interest; Expenses.

(a)          If Guarantor fails to pay all or any sums due hereunder within five (5) Business Days after written notice from Administrative Agent to Guarantor that the same is due (taking into account any applicable notice and cure periods under the Loan Documents), the amount of such sums payable by Guarantor to Administrative Agent shall bear interest from the date and after the expiration of the three (3) day period set forth in this sentence until paid at the Default Rate in effect from time to time.

(b)          Guarantor hereby agrees to pay all reasonable, out-of-pocket costs, charges and expenses, including reasonable attorneys’ fees and disbursements, that may be actually incurred by Administrative Agent or any Lender in enforcing the covenants, agreements, obligations and liabilities of Guarantor under this Guaranty.

17.         Joint and Several Obligations. If Guarantor consists of more than one Person, each such Person shall have joint and several liability for the obligations of Guarantor hereunder.

18.         Specific Limitation on Guaranty and Indemnity Obligations. Guarantor, Administrative Agent and the Lenders hereby confirm that it is the intention of Guarantor, Administrative Agent and the Lenders that this Guaranty not constitute a fraudulent transfer or fraudulent conveyance (a "Fraudulent Conveyance") under the Bankruptcy Code, the Uniform Fraudulent Conveyance Act or any other debtor relief law or insolvency law (whether statutory, common law, case law or otherwise) or any jurisdiction whatsoever (collectively, the "Bankruptcy Laws"). To give effect to the foregoing intention of Guarantor, Administrative Agent and the Lenders, each of such parties hereby irrevocably agrees that the Guaranteed Obligations shall be limited to (but shall not be less than) such maximum amount as will, after giving effect to the maximum amount of such obligations and all other liabilities (whether contingent or otherwise) of Guarantor that are relevant under such Bankruptcy Laws, result in the Guaranteed Obligations not constituting a Fraudulent Conveyance under the Bankruptcy Laws, as of the date of execution and delivery of this Guaranty.

19.         Exculpation. It is expressly agreed that recourse against Guarantor for failure to perform and observe its obligations contained in this Guaranty shall be limited as and to the extent provided in Section 11.1 of the Loan Agreement.

20.         Conflict with Loan Agreement. Notwithstanding anything contained in this Guaranty, the parties hereto acknowledge and agree that in the event of any conflict, inconsistency or ambiguity between any of the terms covenants conditions or obligations set forth in this Guaranty and the terms, covenants, conditions or obligations in the Loan Agreement, then, in any such event, the terms covenants conditions and obligations set forth in the Loan Agreement shall govern and control.

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21.         Replacement Guaranty. Notwithstanding anything to the contrary contained herein, Guarantor shall have the right to replace this Guaranty (or cause Borrower to do so) with a replacement guaranty from a replacement guarantor as and when provided in, and subject to, the applicable terms and conditions of the Loan Agreement and subject to Administrative Agent’s sole and absolute discretion.

22.        Termination. This Guaranty shall be automatically discharged as of the date on which the Debt (excluding any inchoate or contingent obligations) has been indefeasibly paid in full or as otherwise expressly set forth in this Guaranty; provided that, notwithstanding the foregoing, any outstanding Swap Obligations and any amounts payable under Section 16 hereof shall survive termination of this Guaranty.

[No further text on this page. Signatures follow.]

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

NEW YORK CITY REIT, INC.,
a Maryland corporation

By:	/s/ Michael R. Anderson
Name: Michael R. Anderson
Title: Authorized Signatory

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